SECOND AMENDMENT TO TRANSACTION AGREEMENT

THIS SECOND AMENDMENT TO TRANSACTION AGREEMENT (“Second Amendment”) is made effective as of the 11th day of June 2013, by and among ORLANDO HOTEL INTERNATIONAL SPE, LLC, a Florida limited liability company (“OHI”), ORLANDO HOTEL INTERNATIONAL SPE HOLDINGS, LLC, a Florida limited liability company (“OHI Parent”), CIRCLE ENTERTAINMENT PROPERTY-ORLANDO, LLC, a Florida limited liability company (“FXRE Sub”), and CHARLES WHITTALL, an individual (“Whittall”).

W H E R E A S:

A. OHI, OHI Parent, FXRE Sub and Whittall are, together with various other entities, parties to that certain Transaction Agreement dated as of February 28, 2011 (the “Transaction Agreement”).

B. The Transaction Agreement was modified by that certain First Amendment to Transaction Agreement and Assignment of Rights (the “First Amendment”) dated as of November 2012 between OHI Parent, FXRE Sub, Whittall, and the parties to the Transaction Agreement. Defined terms used in this Second Amendment and not defined in this Second Amendment shall have the meanings ascribed to them in the Transaction Agreement and/or the First Amendment, as the case may be.

C. As a result of the First Amendment, the parties thereto reconstituted the Square Transaction in accordance with the provisions of such First Amendment and the parties acknowledged that the remainder of the Transaction Agreement as it related to the OHI Transaction was to be reconfirmed, except that the Outside Closing Date was extended to June 30, 2013.

D. The parties have agreed to further modify the terms and conditions of the Transaction Agreement pursuant to the Second Amendment.

NOW, THEREFORE, in consideration of the execution and delivery of the Second Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby further agree as follows:

1. The foregoing recitals are true and correct and are incorporated herein in their entirety.

2. This Second Amendment shall be deemed a part of, but shall take precedence over and supersede any provisions to the contrary contained in the Transaction Agreement or the First Amendment.

3. Notwithstanding anything contained in the Transaction Agreement or the First Amendment to the contrary, the Outside Closing Date shall mean 5:00 p.m. Eastern Time on December 31, 2013.

4. In consideration of the parties’ agreement to extend the Outside Closing Date to December 31, 2013, FXRE Sub’s OHI Closing Capital Contribution shall be increased to Two Million Dollars ($2,000,000) to repay advances for tenant leasing work and working capital required due to the time extension.

5. In further consideration of the parties’ agreement to extend the Outside Closing Date to December 31, 2013, any funds advanced after January 1, 2012 by or for any party will be deemed additional loans under the OHI Parent Operating Agreement and will be repaid in proportion to the amounts advanced.

6. Except as specifically modified hereby, all of the provisions of the Transaction Agreement and the First Amendment which are not in conflict with the terms of this Second Amendment shall remain in full force and effect.

7. This Second Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

OHI
Orlando Hotel International SPE, LLC, a Florida limited liability company

By:
Name:
Title:

OHI PARENT
Orlando Hotel International SPE Holdings, LLC a Florida

limited liability company

By:
Name:
Title:

FXRE SUB
CIRCLE ENTERTAINMENT PROPERTY-ORLANDO, LLC, a Florida limited liability company

By:
Name:
Title:

ACKNOWLEDGED AND CONSENTED TO BY:
CHARLES WHITTALL

Charles Whittall, an individual